Exhibit 99.T3B.5

KONINKLIJKE NOTARIËLE BEROEPSORGANISATIE

HOLLAND VAN GIJZEN
ADVOCATEN EN NOTARISSEN

2007BT9944818SL

60200976/17125872

AKTE VAN STATUTENWIJZIGING

van: **Oregan Baltic Commercial Properties B.V.**
(nieuwe naam: **Algoma Holdings B.V.**)

Heden zeven en twintig juni tweeduizend zeven verscheen voor mij, mr. Bart -------- Herman Theodor Terhorst, notaris te Utrecht:---
mevrouw Rona Yvonne Utrecht, geboren te Nieuwegein op twaalf juni --------------- negentienhonderd vierenzeventig, te dezen woonplaats kiezend ten kantore van mij, notaris (3584 BL Utrecht, Euclideslaan 1), die verklaarde te handelen ter uitvoering - van een besluit tot statutenwijziging, op acht juni tweeduizend zeven door de --------- voormalig enig aandeelhouder van de statutair te Amsterdam, en feitelijk te Prins ---- Bernhardplein 200, 1097 JB Amsterdam, gevestigde besloten vennootschap met ----- beperkte aansprakelijkheid **Oregan Baltic Commercial Properties B.V.**, ------------ ingeschreven bij de Kamer van Koophandel voor Amsterdam onder nummer ---------

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34241679, buiten vergadering genomen, bij welk besluit de verschenen persoon ----- eveneens werd gemachtigd voornoemd besluit uit te voeren. ------------------------------

De verschenen persoon, handelend als gemeld, verklaarde dat als gevolg van -------- voornoemd besluit tot statutenwijziging en de op grond van artikel 235 van Boek 2 - van het Burgerlijk Wetboek verkregen ministeriële verklaring, dat van bezwaren niet gebleken is, in de statuten van de vennootschap met ingang van heden de volgende -- wijzigingen worden aangebracht: --

S T A T U T E N ---

Naam. Zetel. --

Artikel 1. ---

1. De vennootschap is een besloten vennootschap met beperkte aansprakelijkheid en draagt de naam: **Algoma Holdings B.V.** --
2. De vennootschap is gevestigd te Amsterdam. -------------------------------------

Doel. --

Artikel 2. ---

De vennootschap heeft ten doel: ---

a. het verwerven en vervreemden van deelnemingen of andere belangen in -------- rechtspersonen, vennootschappen en ondernemingen, het samenwerken -------- daarmee en het besturen daarvan; ---
b. het verkrijgen, exploiteren en vervreemden van rechten van intellectuele en/of industriële eigendom, daaronder medebegrepen al dan niet gepatenteerde ------ know-how alsmede het verkrijgen, exploiteren en vervreemden van goederen; -
c. het ter leen verstrekken of doen verstrekken van gelden, in het bijzonder - doch niet uitsluitend - aan dochtermaatschappijen, groepsmaatschappijen en/of ------ deelnemingen van de vennootschap, zomede het ter leen opnemen of doen ----- opnemen van gelden; ---
d. het sluiten van overeenkomsten waarbij de vennootschap zich als borg of ------ hoofdelijk medeschuldenaar verbindt, zich sterk maakt of zich naast of voor --- anderen verbindt, in het bijzonder - doch niet uitsluitend - ten behoeve van ---- rechtspersonen en vennootschappen als hiervoor onder c. bedoeld; --------------
e. het verrichten van alle soorten industriële, financiële en commerciële ---------- activiteiten; ---
f. het verrichten van al hetgeen met het vorenstaande verband houdt of daartoe -- bevorderlijk kan zijn. --

Maatschappelijk kapitaal. ---

Artikel 3. ---

1. Het maatschappelijk kapitaal van de vennootschap bedraagt negentigduizend --

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 euro (EUR 90.000,00). 2. Het maatschappelijk kapitaal is verdeeld in negentig (90) aandelen, elk nominaal groot eenduizend euro (EUR 1.000,00). 3. De aandelen luiden op naam. Aandeelbewijzen worden niet uitgegeven. 4. De vennootschap kan haar medewerking verlenen aan het uitgeven van certificaten. Register van aandeelhouders. Artikel 4. Door de directie wordt een register gehouden, waarin de inschrijving geschiedt van de wettelijk vereiste gegevens omtrent aandeelhouders, vruchtgebruikers en pandhouders. Levering van aandelen. Uitoefening aandeelhoudersrechten. Vruchtgebruik. Pandrecht. Artikel 5. 1. Voor de levering van aandelen is een daartoe bestemde notariele akte vereist. 2. Na de levering kunnen de aan de betrokken aandelen verbonden rechten eerst worden uitgeoefend nadat de akte aan de vennootschap is betekend of de vennootschap de rechtshandeling schriftelijk heeft erkend. 3. Het bepaalde in het vorige lid is niet van toepassing, indien de vennootschap zelf partij was bij de rechtshandeling. 4. Bij vestiging van een vruchtgebruik of een pandrecht op een aandeel kan het stemrecht, met inachtneming van de wettelijke bepalingen, aan de vruchtgebruiker of de pandhouder worden toegekend. 5. Onder: “schriftelijk” wordt in deze statuten tevens verstaan: per post of via enig ander telecommunicatiemiddel dat in staat is geschreven tekst en handtekeningen over te brengen. Uitgifte van aandelen. Artikel 6. 1. De algemene vergadering van aandeelhouders - hierna te noemen: de “algemene vergadering” - is bevoegd te besluiten tot uitgifte van aandelen, daaronder begrepen het vaststellen van de koers van uitgifte en de verdere voorwaarden, waaronder de storting op aandelen in vreemd geld kan zijn begrepen. 2. Het bepaalde in lid 1 is van overeenkomstige toepassing op het verlenen van rechten tot het nemen van aandelen, maar is niet van toepassing op uitgifte van aandelen aan iemand die een voordien reeds verkregen recht tot het nemen van aandelen uitoefent. 3

 3. Voor de uitgifte van aandelen is een notariele akte vereist. 4. De vennootschap kan geen aandelen nemen in haar kapitaal. 5. Bij het nemen van het aandeel moet daarop het nominale bedrag worden gestort. Bedongen kan worden dat een deel, ten hoogste drie vierden van het nominale bedrag, eerst behoeft te worden gestort nadat de vennootschap het zal hebben opgevraagd. Voorkeursrecht bij uitgifte. Artikel 7. 1. Voor zover de wet niet anders bepaalt, heeft iedere aandeelhouder bij uitgifte van aandelen een voorkeursrecht naar evenredigheid van het gezamenlijke bedrag van zijn aandelen op de dag waarop tot uitgifte wordt besloten. 2. De algemene vergadering kan, telkens voor een enkele uitgifte, besluiten het voorkeursrecht tot het nemen van aandelen te beperken of uit te sluiten, mits een zodanig besluit gelijktijdig met het besluit tot uitgifte wordt genomen. Verkrijging van aandelen of certificaten door de vennootschap. Artikel 8. 1. Verkrijging door de vennootschap van niet-volgestorte aandelen of certificaten daarvan is nietig. 2. Aandelen of certificaten die zijn volgestort, mogen door de vennootschap worden verkregen: a. om niet of onder algemene titel; of b. krachtens een daartoe strekkend besluit van de algemene vergadering, met inachtneming van alle vereisten die de wet aan zodanige verkrijging stelt. 3. Het is de vennootschap, tot ten hoogste het bedrag van de uitkeerbare reserves, toegestaan leningen te verstrekken met het oog op het nemen of verkrijgen van aandelen in haar kapitaal of van certificaten daarvan. Vermindering van kapitaal. Artikel 9. De algemene vergadering kan besluiten tot vermindering van het geplaatste kapitaal door aandelen in te trekken die de vennootschap zelf houdt of waarvan zij de certificaten houdt, of door het bedrag van de aandelen bij statutenwijziging te verminderen. Blokkeringsregeling. Artikel 10. 1. Voor overdracht van aandelen, wil zij geldig zijn, is steeds de goedkeuring vereist van de algemene vergadering, tenzij alle aandeelhouders schriftelijk hun 4 goedkeuring aan de betreffende vervreemding hebben gegeven, welke goedkeuring slechts voor een periode van drie maanden geldig is. 2. De aandeelhouder die tot overdracht van aandelen wil overgaan in dit artikel verder ook aan te duiden als de verzoeker geeft daarvan bij aangetekende brief of tegen ontvangstbewijs kennis aan de directie onder opgave van het aantal over te dragen aandelen en van de persoon of de personen aan wie hij wenst over te dragen. 3. De directie is verplicht een algemene vergadering bijeen te roepen en te doen houden binnen zes weken na ontvangst van de in het vorige lid bedoelde kennisgeving. Bij de oproeping wordt de inhoud van die kennisgeving vermeld. 4. Indien de algemene vergadering de gevraagde goedkeuring verleent, moet de overdracht binnen drie maanden daarna plaatshebben. 5. Indien: a. niet binnen de in lid 3 gemelde termijn de aldaar bedoelde algemene vergadering is gehouden; b. in die algemene vergadering omtrent het verzoek tot goedkeuring geen besluit is genomen; c. bedoelde goedkeuring is geweigerd zonder dat de algemene vergadering gelijktijdig met de weigering aan de verzoeker opgave doet van een of meer gegadigden die bereid zijn al de aandelen waarop het verzoek tot goedkeuring betrekking had, tegen contante betaling te kopen, wordt de gevraagde goedkeuring geacht te zijn verleend en wel in het sub a gemelde geval op de dag waarop de algemene vergadering uiterlijk had moeten worden gehouden. 6. Tenzij tussen de verzoeker en de door de algemene vergadering aangewezen en door hem aanvaarde gegadigde(n) omtrent de prijs of de prijsvaststelling anders wordt overeengekomen, zal de koopprijs van de aandelen worden vastgesteld door een onafhankelijke deskundige, op verzoek van de meest gerede partij te benoemen door de voorzitter van de Kamer van Koophandel en Fabrieken, die het Handelsregister houdt waarin de vennootschap is ingeschreven. 7. De verzoeker blijft bevoegd zich terug te trekken, mits dit geschiedt binnen een maand nadat hem bekend is aan welke gegadigde hij al de aandelen waarop het verzoek tot goedkeuring betrekking had, kan verkopen en tegen welke prijs. 8. De kosten van de prijsvaststelling komen ten laste van: a. de verzoeker indien deze zich terugtrekt; b. de verzoeker voor de helft en de kopers voor de andere helft indien de aandelen door de gegadigden zijn gekocht, met dien verstande dat iedere 5 koper in de kosten bijdraagt in verhouding tot het aantal door hem --------
gekochte aandelen; ---

c. de vennootschap in niet onder a of b genoemde gevallen. -------------------

9. De vennootschap zelf kan slechts met instemming van de verzoeker gegadigde zijn als bedoeld in lid 5 sub c. ---

DIRECTIE. ---

Artikel 11.--

1. De vennootschap wordt bestuurd door een directie bestaande uit één of meer -- directeur(en) A en/of één of meer directeur(en) B. Onder directeuren worden -- verstaan de directeur(en) A en/of directeur(en) B, terwijl onder directeur wordt verstaan een directeur A of een directeur B, tenzij anders blijkt of kennelijk --- anders is bedoeld. ---
2. Directeuren worden benoemd door de algemene vergadering. De algemene ---- vergadering stelt de beloning en de verdere arbeidsvoorwaarden van iedere ---- directeur vast. --
3. Een directeur kan te allen tijde worden geschorst en ontslagen door de --------- algemene vergadering. De betrokken directeur wordt in de gelegenheid gesteld zich in de algemene vergadering te verantwoorden. Daarbij kan hij zich doen - bijstaan door een raadsman. ---

Besluitvorming directie.---

Artikel 12.--

Een meerhoofdige directie besluit met volstrekte meerderheid van de uitgebrachte --- stemmen. --

Bij staking van stemmen vindt herstemming plaats, indien een directeur dit verlangt. Vindt geen herstemming plaats of staken de stemmen opnieuw, dan is de algemene - vergadering bevoegd over het betrokken voorstel te besluiten. -------------------------

Belet of ontstentenis. ---

Artikel 13.--

Ingeval van belet of ontstentenis van een of meer directeuren zijn de overige -------- directeuren of is de enig overblijvende directeur tijdelijk met het bestuur van de ----- vennootschap belast.--

Ingeval van belet of ontstentenis van alle directeuren of van de enig directeur is de -- persoon die daartoe door de algemene vergadering is of wordt aangewezen, tijdelijk met het bestuur van de vennootschap belast. ---------------------------------------

Vertegenwoordiging.---

Artikel 14.--

1. De directie vertegenwoordigt de vennootschap. De bevoegdheid tot ------------

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 vertegenwoordiging komt mede toe aan een directeur A gezamenlijk handelend met een directeur B. 2. De directie kan aan een of meer personen procuratie verlenen en zodanige bevoegdheid wijzigen of intrekken. 3. Ingeval een directeur in prive een rechtshandeling verricht waarbij ook de vennootschap partij is, of indien een directeur in prive een procedure, anders dan bedoeld in artikel 15 van Boek 2 Burgerlijk Wetboek, tegen de vennootschap voert, wordt de vennootschap vertegenwoordigd door een of meer door de algemene vergadering aan te wijzen personen. In alle andere gevallen van een tegenstrijdig belang tussen de vennootschap en een directeur kan de vennootschap worden vertegenwoordigd overeenkomstig het bepaalde in lid 1 van dit artikel. De algemene vergadering is steeds bevoegd een of meer andere personen daartoe aan te wijzen. 4. Ongeacht of er sprake is van een tegenstrijdig belang worden rechtshandelingen van de vennootschap jegens de houder van alle aandelen waarbij de vennootschap wordt vertegenwoordigd door deze aandeelhouder schriftelijk vastgelegd. Voor de toepassing van de vorige zin worden aandelen gehouden door de vennootschap of haar dochtermaatschappijen niet meegeteld. 5. Lid 4 is niet van toepassing op rechtshandelingen die onder de bedongen voorwaarden tot de gewone bedrijfsuitoefening van de vennootschap behoren. Beperkingen van de bestuursbevoegdheid. Artikel 15. 1. De algemene vergadering is bevoegd besluiten van de directie aan haar goedkeuring te onderwerpen, mits de algemene vergadering zodanige directiebesluiten nauwkeurig omschrijft en aan de directie mededeelt. 2. Het ontbreken van een ingevolge dit artikel vereiste goedkeuring tast de vertegenwoordigingsbevoegdheid van de directie of directeuren niet aan. ALGEMENE VERGADERING. Bijeenroeping. Plaats van de vergadering. Artikel 16. 1. De bevoegdheid tot bijeenroeping van de algemene vergadering komt toe: a. aan de directie en aan iedere directeur afzonderlijk; b. aan iedere aandeelhouder. 2. Tot het bijwonen van de algemene vergadering dient iedere aandeelhouder, iedere stemgerechtigde vruchtgebruiker van aandelen, iedere stemgerechtigde pandhouder van aandelen en iedere houder van met medewerking van de vennootschap uitgegeven certificaten van aandelen te worden opgeroepen. De 7 oproeping dient niet later te geschieden dan op de vijftiende dag voor de dag waarop de vergadering wordt gehouden. De oproeping geschiedt door middel van oproepingsbrieven, waarin de te behandelen onderwerpen worden vermeld. 3. Een onderwerp, waarvan de behandeling schriftelijk is verzocht door een of meer houders van aandelen en een of meer houders van met medewerking van de vennootschap uitgegeven certificaten van aandelen die alleen of gezamenlijk ten minste een honderdste gedeelte van het geplaatste kapitaal vertegenwoordigen, wordt opgenomen in de oproeping of op dezelfde wijze aangekondigd indien de vennootschap het verzoek niet later dan op de dertigste dag voor die van de vergadering heeft ontvangen en mits geen zwaarwichtig belang van de vennootschap zich daartegen verzet. 4. Is de oproepingstermijn niet in acht genomen of heeft de oproeping niet of niet op de juiste wijze plaatsgehad, dan kunnen niettemin wettige besluiten worden genomen, ook ten aanzien van onderwerpen die niet of niet op de voorgeschreven wijze zijn aangekondigd, mits een zodanig besluit wordt genomen met algemene stemmen in een algemene vergadering waarin het gehele geplaatste kapitaal is vertegenwoordigd. 5. Algemene vergaderingen kunnen worden gehouden in de gemeente waar de vennootschap haar zetel heeft alsmede in de gemeente Haarlemmermeer (Luchthaven Schiphol). Onverminderd het bepaalde in lid 4, kunnen in een elders gehouden algemene vergadering slechts wettige besluiten worden genomen, indien is voldaan aan de in lid 2 van dit artikel gestelde oproepingsvereisten en het gehele geplaatste kapitaal is vertegenwoordigd. Leiding van de algemene vergadering. Notulen. Artikel 17. 1. De algemene vergadering voorziet zelf in haar leiding. 2. De voorzitter wijst een persoon aan die met het houden van de notulen is belast. De notulen worden in dezelfde vergadering of in een volgende vergadering vastgesteld door de algemene vergadering en ten blijke daarvan ondertekend door de voorzitter en de notulist van de vergadering waarin de vaststelling geschiedt. Stemrecht. Besluitvorming. Artikel 18. 1. Elk aandeel geeft recht op het uitbrengen van een stem. 2. De algemene vergadering besluit met volstrekte meerderheid van de uitgebrachte stemmen, voor zover de wet of de statuten geen grotere 8 meerderheid voorschrijven. --

3. Blanco stemmen en ongeldige stemmen worden als niet uitgebracht ------------ aangemerkt.---

4. De directeuren hebben als zodanig in de algemene vergadering een ------------- raadgevende stem. --

5. Staken de stemmen bij de verkiezing van personen, dan vindt in dezelfde ------ vergadering eenmaal een nieuwe stemming plaats; staken de stemmen dan ----- opnieuw, dan beslist - onverminderd het bepaalde in de volgende zin - het lot. - Indien bij verkiezing tussen meer dan twee personen niemand de volstrekte ---- meerderheid van de uitgebrachte stemmen op zich heeft verenigd, vindt ------- herstemming plaats tussen de twee personen die het grootste aantal stemmen -- op zich verenigden, zonodig na tussenstemming en/of loting.--------------------
Staken de stemmen omtrent een ander voorstel dan hiervoor in dit lid bedoeld, dan is dat voorstel verworpen. ---

<u>Besluitvorming buiten vergadering</u>.---

<u>Artikel 19</u>.---

Tenzij er houders zijn van met medewerking van de vennootschap uitgegeven ------- certificaten, stemgerechtigde pandhouders en/of stemgerechtigde vruchtgebruikers -- van aandelen, kunnen stemgerechtigde aandeelhouders alle besluiten die zij in een -- algemene vergadering kunnen nemen, ook buiten vergadering nemen, mits zij zich -- allen schriftelijk ten gunste van het betrokken voorstel uitspreken. De personen die - buiten vergadering een besluit hebben genomen, stellen de directie onverwijld in ---- kennis van dat besluit.--

<u>Boekjaar. Jaarrekening</u>. ---

<u>Artikel 20</u>.---

1. Het boekjaar van de vennootschap loopt van één april tot en met éénendertig -- maart van het jaar daaropvolgend. ---

2. Jaarlijks binnen vijf maanden na afloop van het boekjaar van de vennootschap, behoudens verlenging van deze termijn met ten hoogste zes maanden door de - algemene vergadering op grond van bijzondere omstandigheden, maakt de ----- directie een jaarrekening en een jaarverslag op over dat boekjaar. Bij deze ----- stukken worden de in artikel 392, lid 1 van Boek 2 van het Burgerlijk Wetboek bedoelde gegevens gevoegd, tenzij artikel 396 van Boek 2 van het Burgerlijk - Wetboek van toepassing is. ---
Is echter het bepaalde in artikel 403 van Boek 2 van het Burgerlijk Wetboek op de vennootschap toegepast, dan vervalt, voor zover de algemene vergadering -- niet anders besluit:---

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a. de verplichting tot het opmaken van het jaarverslag; ----------------------------
b. de verplichting tot toevoeging van de in voormeld artikel 392 bedoelde ------ gegevens aan de jaarrekening.---

3. De jaarrekening wordt ondertekend door iedere directeur. Indien de ------------ ondertekening van een of meer directeuren ontbreekt, wordt daarvan onder ---- opgave van reden melding gemaakt.--

Jaarlijkse algemene vergadering. Vaststelling jaarrekening.-------------------------

Artikel 21.---

1. Elk jaar wordt ten minste één algemene vergadering gehouden, en wel binnen - zes maanden na afloop van het laatst verstreken boekjaar van de vennootschap.
2. Vaststelling van de jaarrekening geschiedt met uitsluiting van anderen door de algemene vergadering. ---

Decharge van de directeuren voor het door hen gevoerde beleid vloeit niet voort uit - de vaststelling van de jaarrekening doch dient als afzonderlijk agendapunt tijdens de algemene vergadering te worden behandeld. ---

Winst en verlies. --

Artikel 22.---

1. De winst staat ter beschikking van de algemene vergadering. ---------------------
2. De vennootschap kan slechts uitkeringen doen voor zover haar eigen vermogen groter is dan het gestorte en opgevraagde deel van het geplaatste kapitaal ------ vermeerderd met de reserves die krachtens de wet moeten worden -------------- aangehouden. --
3. Uitkering van winst geschiedt eerst na vaststelling van de jaarrekening waaruit blijkt dat zij geoorloofd is. --
4. Door de vennootschap gehouden aandelen of certificaten en aandelen of ------- certificaten die de vennootschap in vruchtgebruik heeft, tellen niet mee bij de - berekening van de winstverdeling.--
5. De algemene vergadering kan besluiten tot het doen van tussentijdse ----------- uitkeringen. Een besluit tot het uitkeren van een interim-dividend uit de winst - over het lopende boekjaar kan tevens door de directie worden genomen. -------- Uitkeringen als in dit lid bedoeld, kunnen slechts geschieden indien is voldaan aan het bepaalde in lid 2. ---
6. De algemene vergadering kan besluiten dat dividenden geheel of gedeeltelijk in een andere vorm dan in contanten zullen worden uitgekeerd. ---------------------

Statutenwijziging, ontbinding en vereffening. ---------------------------------------

Artikel 23.---

1. De algemene vergadering is bevoegd te besluiten tot wijziging van de statuten

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en tot ontbinding van de vennootschap. 2. Tenzij de algemene vergadering anders besluit of de wet anders bepaalt, treden de directeuren als vereffenaars van het vermogen van de ontbonden vennootschap op. 3. Hetgeen van het vermogen van de ontbonden vennootschap resteert na voldoening van al haar schulden, wordt aan de aandeelhouders overgedragen naar evenredigheid van het op ieders aandelen verplicht gestorte gedeelte van het nominaal bedrag daarvan. Overgangsbepaling Het boekjaar welke is aangevangen op een januari tweeduizend zeven zal lopen tot en met een en dertig maart tweeduizend acht. Slotverklaringen Ten slotte verklaarde de verschenen persoon, handelend als gemeld: 1. Van het in de aanhef van deze akte vermelde besluit en van de aldaar bedoelde machtiging blijkt uit voormeld besluit tot statutenwijziging, waarvan een fotokopie aan de minuut van deze akte wordt gehecht. 2. De Minister van Justitie heeft de verklaring als bedoeld in artikel 235 lid 1 van Boek 2 van het Burgerlijk Wetboek, dat van geen bezwaren is gebleken, verleend op zes en twintig juni tweeduizend zeven, onder nummer B.V. 1358507, blijkens een aan de minuut van deze akte te hechten document. 3. De vennootschap is opgericht bij akte, op dertig januari tweeduizend zes verleden voor mr. Saskia Laseur-Eelman, notaris te Amsterdam. Tot op heden zijn de statuten niet gewijzigd. Aangehechte stukken Aan deze akte worden twee (2) stukken gehecht, te weten: - aandeelhoudersbesluit; - verklaring van geen bezwaar. Waarvan akte is verleden te Utrecht op de datum in het hoofd van deze akte vermeld. De verschenen persoon is mij, notaris, bekend. De identiteit van de verschenen persoon is door mij, notaris, aan de hand van een daartoe bestemd document vastgesteld. De zakelijke inhoud van de akte is aan de verschenen persoon opgegeven en toegelicht. De verschenen persoon heeft verklaard op volledige voorlezing van de akte geen prijs te stellen, tijdig voor het verlijden van de inhoud van de akte te hebben kennis genomen en met de inhoud in te stemmen. 11

De akte is beperkt voorgelezen en onmiddellijk daarna ondertekend, eerst door de verschenen persoon en vervolgens door mij, notaris. (Volgt ondertekening) UITGEGEVEN VOOR AFSCHRIFT: 12